Limited Power of Attorney
for filing Forms 3, 4 and 5 with the
United States Securities and Exchange Commission

     The undersigned hereby constitutes and appoints John F. Madden, Jr., General Counsel of Aames Financial Corporation and Patrick D. Grosso, Counsel of Aames Financial Corporation, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any Form 3, Form 4 or Form 5 relating to beneficial ownership and changes in beneficial ownership of equity securities of Aames Financial Corporation and any amendment thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, and submit copies thereof to any securities exchange or automated quotation system and to the Aames Financial Corporation, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This power of attorney shall expire at such time as the undersigned ceases to be subject to the filing requirements under Section 16(a) of the Securities and Exchange Act of 1934, as amended.

By: /s/ Jenne K. Britell
Name: Jenne K. Britell
Title: Director
Date: July 9, 2003